                                                                   EXHIBIT 10.77

                 AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

         This Amendment and Waiver dated as of April 16, 2002, by and among JPE, Inc., a Michigan corporation ("JPE"), Dayton Parts, Inc., a Michigan corporation ("Dayton"), Starboard Industries, Inc., a Michigan corporation, Plastic Trim, Inc., an Ohio corporation, JPE Finishing, Inc., an Ohio corporation, and Brake, Axle and Tandem Company Canada Inc., an Alberta corporation (all of the foregoing companies being collectively identified as "Companies" and individually as a "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").

                                    RECITALS

         A. Companies and Bank entered into that certain Credit Agreement dated as of February 7, 2001 ("Agreement").

         B. Companies have advised Bank that certain defaults have occurred under the Agreement and have asked Bank to waive the defaults. Bank agrees to do so subject to the terms of this Amendment and Waiver.

         The parties agree as follows:

         1. Pursuant to the terms of Section 7.11 of the Agreement, Companies were required to maintain a ratio of Senior Debt to EBITDA of not more than 5.0 to 1.0 as of December 31, 2001 and March 31, 2002. Companies have advised Bank that they failed to comply with the provisions of Section 7.11 of the Agreement as of December 31, 2001 and March 31, 2002. Companies have asked Bank to waive the default existing under Section 10.1(b) of the Agreement as a result of Companies' noncompliance with the provisions of Section 7.11 of the Agreement as of December 31, 2001 and March 31, 2002. Bank hereby waives the event of default existing under Section 10.1(b) of the Agreement as a result of Companies' noncompliance with the provisions of Section 7.11 of the Agreement as of December 31, 2001.

         2. Pursuant to the terms of Section 7.12 of the Agreement, Companies were required to maintain an Interest Coverage Ratio of not less than 1.35 to
1.0 as of September 30, 2001 and not less than 2.0 to 1.0 as of December 31, 2001 and March 31, 2002. Companies have advised Bank that they failed to comply with the provisions of Section 7.12 of the Agreement as of September 30, 2001, December 31, 2001, and March 31, 2002. Companies have asked Bank to waive the defaults existing under Section 10.1(b) of the Agreement as a result of Companies' noncompliance with the provisions of Section 7.12 of the Agreement as of September 30, 2001, December 31, 2001 and March 31, 2002. Bank hereby waives the event of defaults existing under Section 10.1(b) of the Agreement as a result of Companies' noncompliance with the provisions of Section 7.12 of the Agreement as of September 30, 2001, December 31, 2001 and March 31, 2002.

         3. The definition of "Applicable Measuring Period" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'Applicable Measuring Period' shall mean as of any date of determination which is (i) on or prior to December 31, 2002, the period beginning January 1, 2002 and ending on such date, and (ii) after December 31, 2002, the four quarter period ending on such date."

         4. The definition of "Interest Coverage Ratio" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'Interest Coverage Ratio' shall mean as of any date of determination, a ratio the numerator of which is the sum of Net Income of JPE and its consolidated Subsidiaries for the Applicable Measuring Period plus, to the extent deducted in determining Net Income, interest expense for such period and depreciation and amortization for such period, less Capital Expenditures made by JPE and its consolidated Subsidiaries during such period and the denominator of which is interest expense with respect to Senior Debt for such period, all as determined in accordance with GAAP."

         5. The definition of "Margin" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'Margin' shall mean, as of any date of determination, the appropriate interest rate margin (based upon the Interest Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1."

         6. The definition of "Net Income" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'Net Income' shall mean the net income (or loss), after taxes, of JPE and its consolidated Subsidiaries for any period determined in accordance with GAAP on a Consolidated basis."

         7. The definition of "Revolving Credit Commitment Amount" set forth in
Section 1 of the Agreement is amended to read as follows:

                  "'Revolving Credit Commitment Amount' shall mean Thirty Million Dollars ($30,000,000)."

         8. Section 3A.(e) is added to the Agreement as follows:

                  "(e) From April 20, 2002 until the required date of delivery under Section 7.1 of the Company's compliance certificates for the fiscal quarter ending September 30, 2002, the margins and fee percentages shall be those set forth under the Level III column of the pricing matrix annexed to this Agreement as
                  Schedule 1."

         9. Section 7.11 of the Agreement is amended to read as follows:

                  "7.11    [Reserved.]"

         10. Section 7.12 of the Agreement is amended to read as follows:

                  "7.12 Commencing June 30, 2002, maintain as of the end of each fiscal quarter of JPE set forth below an Interest Coverage Ratio of not less than the following amounts:

                 Fiscal Quarter Ending                               Ratio
                 ---------------------                               -----
                 June 30, 2002                                       2.5 to 1.0

                 September 30, 2002                                  1.75 to 1.0

                 December 31, 2002 and thereafter                    1.50 to 1.0"

         11. Section 8.16 is added to the Agreement as follows:

                  "Pay or agree to pay any management fee to Person owning an equity interest in JPE."

         12. Schedule 1 (Pricing Matrix) of the Agreement is amended to read in the form of Schedule 1 annexed hereto.

         13. In consideration of the amendments and waivers set forth herein, upon execution of this Amendment, Company shall pay Bank a nonrefundable amendment and waiver fee of $187,500.

         14. The above amendments and waivers shall be effective as of the date set forth above, upon execution of this Amendment by the parties hereto, payment to Bank of the amendment and waiver fee required under paragraph 13 above, and delivery by Companies to Bank of the documents identified on the Closing Agenda annexed hereto, duly executed by the parties thereto.

         15. Except as expressly modified hereby, all the terms and conditions of the Agreement shall remain in full force and effect. The waivers set forth herein shall not extend to any other Event of Default or affect any obligation, covenant, agreement or default not expressly waived herein.

         16. Each of the Companies hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by such Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Companies set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 7.1of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                                      JPE, INC.
By: /s/ Richard S. Arceci                          By:  /s/ David L. Treadwell
   ------------------------------------------         --------------------------------------------------

Its: Vice President                                Its: Chairman of the Board & Chief Executive Officer
   ------------------------------------------         --------------------------------------------------

                                                   BRAKE, AXLE AND TANDEM COMPANY CANADA INC.

                                                   By:  /s/ David L. Treadwell
                                                      --------------------------------------------------

                                                   Its: Chairman of the Board & Chief Executive Officer
                                                      --------------------------------------------------

                                                   DAYTON PARTS, INC.

                                                   By:  /s/ David L. Treadwell
                                                      --------------------------------------------------

                                                   Its: Chairman of the Board & Chief Executive Officer
                                                      --------------------------------------------------

                                                   PLASTIC TRIM, INC.

                                                   By:  /s/ David L. Treadwell
                                                      --------------------------------------------------

                                                   Its: Chairman of the Board & Chief Executive Officer
                                                      --------------------------------------------------

                                                   STARBOARD INDUSTRIES, INC.

                                                   By:  /s/ David L. Treadwell
                                                      --------------------------------------------------

                                                   Its: Chairman of the Board & Chief Executive Officer
                                                      --------------------------------------------------


                                                   JPE FINISHING, INC.

                                                   By:  /s/ David L. Treadwell
                                                      --------------------------------------------------

                                                   Its: Chairman of the Board & Chief Executive Officer
                                                      --------------------------------------------------

                                   SCHEDULE 1

                            APPLICABLE MARGIN GRID I

                                    JPE, INC.

                            (BASIS POINTS PER ANNUM)

-----------------------------------------------------------------------------------------------------------------------------------
        Basis for Pricing                  LEVEL I                 LEVEL II                    LEVEL III               LEVEL IV
-----------------------------------------------------------------------------------------------------------------------------------
Interest Coverage Ratio               greater or equal to      greater or equal to        greater or equal to        smaller than
                                            2.75            2.0 but lesser than 2.75   1.75 but lesser than 2.0          1.75
-----------------------------------------------------------------------------------------------------------------------------------
Unused Fee                                  50.00                    50.00                      50.00                    50.00
-----------------------------------------------------------------------------------------------------------------------------------
Eurodollar Spread                          300.00                   350.00                     375.00                   400.00
-----------------------------------------------------------------------------------------------------------------------------------
Letter of Credit Fees                      300.00                   350.00                     375.00                   400.00
-----------------------------------------------------------------------------------------------------------------------------------
Base Rate Spread                           100.00                   150.00                     175.00                   200.00
-----------------------------------------------------------------------------------------------------------------------------------








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